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                                                                   EXHIBIT 10.10

              WAIVER AND THIRD AMENDMENT TO PARTICIPATION AGREEMENT

         This Waiver and Third Amendment to Participation Agreement (this "Third Amendment"), dated as of February 24, 2000, is entered into among REMEC, INC., a California corporation, as Lessee; UNION BANK OF CALIFORNIA, N.A., not in its individual capacity except as expressly stated herein but solely as Certificate Trustee; the Persons named on Schedule I-A of the Participation Agreement (together with their respective permitted successors, assigns and transferees), as Certificate Purchasers; the Persons listed on Schedule I-B of the Participation Agreement (together with their respective permitted successors, assigns and transferees), as Lenders; and UNION BANK OF CALIFORNIA, N.A., as Agent.

                              W I T N E S S E T H:

         WHEREAS, Lessee, Lessor, Agent, the Certificate Purchasers and the Lenders have entered into that certain Participation Agreement, dated as of August 25, 1998 (as amended by those certain First and Second Amendments to Participation Agreement, dated as of September 29, 1998 and September 21, 1999, respectively, the "Participation Agreement") (capitalized terms used herein without definition shall have the meanings ascribed to them in Appendix 1 to the Participation Agreement, except as modified pursuant to Section 3 below); and

         WHEREAS, the parties hereto desire to enter into this Third Amendment in order to amend the Participation Agreement and Appendix 1 thereto to modify certain terms in those documents with respect to the matters provided for in this Third Amendment.

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual terms and conditions herein contained, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. Waiver. Lessor, Agent and each of the Participants hereby
(a) waive, for the fiscal quarter of Lessee ended October 31, 1999, and only for such fiscal quarter, compliance with (i) the Funded Debt to EBITDA ratio requirement set forth in Section 5.11 of the Participation Agreement, (ii) the restrictions on loans or advances to Affiliates and Subsidiaries set forth in
Section 5.19 of the Participation Agreement, and (iii) the limitation on quarterly losses set forth in Section 5.23 of the Participation Agreement, and
(b) agree that such noncompliance shall not constitute a Lease Default or a Lease Event of Default. The waiver here given is specific to the covenants, and for the fiscal quarter of Lessee, referred to above and shall not operate as a waiver of compliance by Lessee with any other covenants set forth in the Participation Agreement, or with the covenants set forth above for any other fiscal quarter of Lessee.

         Section 2. Modifications to Participation Agreement. The parties hereto amend the Participation Agreement as follows and all references to the words "Participation Agreement" shall hereinafter refer to the Participation Agreement as amended by this Section 2 and by Section 3 below:

                 2.1 Section 2.15 of the Participation Agreement is amended and restatedin its entirety to read as follows:

                  SECTION 2.15. Collateralization. Lessee shall at all times cause its obligations under the Lessee Guarantee to be collateralized to the extent and in the manner provided in this Section 2.15.

                           (a) Lessee shall cause its obligations under the Lessee Guarantee to be collateralized with Liquid Assets which constitute Permitted Investments and have an aggregate Current Value of not less than the Lease Balance until such time as Lessee has delivered to

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                  Agent on behalf of Lessor and each of the Participants a
                  quarterly or annual financial statement of Lessee as required by Section 5.6(a) or Section 5.6(b) of the Participation Agreement, as the case may be, which reflects that (i) as at the end of each of the four (4) consecutive fiscal quarters of Lessee most recently ended, Lessee has maintained (A) a Tangible Net Worth of not less than the sum of (1) One Hundred Sixty-five Million Dollars ($165,000,000), (2) ninety percent (90%) of Lessee's net profit after taxes for each fiscal quarter of Lessee ending after October 31, 1999 and on or before the date of computation, and (3) one hundred percent (100%) of the net proceeds of any equity securities issued by Lessee on or after November 1, 1999, (B) a ratio of Funded Debt to EBITDA of not more than 1.5:1.0, (C) a ratio of cash, accounts receivable and marketable securities to current liabilities of not less than 1.5:1.0, as such terms are defined by GAAP, and (D) a ratio of EBITDA, plus Rent and all operating and capital lease payments, for the twelve (12) month period preceding the date of calculation to Fixed Charges of not less than 2.0:1.0, and (ii) for each of the four (4) consecutive fiscal quarters of Lessee most recently ended, Lessee has achieved an operating profit of not less than Two Million Two Hundred Fifty Thousand Dollars ($2,250,000).

                           (b) From and after Lessee's delivery to Agent of the
                  financial statement referred to in Section 2.15(a), Lessee shall cause its obligations under the Lessee Guarantee to be collateralized with Liquid Assets which constitute Permitted Investments and have an aggregate Current Value of not less than Six Million Dollars ($6,000,000).

                           (c) The collateralization required by this Section
                  2.15 shall operate to reduce the Applicable Margin as and to the extent provided in the definition of such term which is set forth in Appendix 1 to the Participation Agreement.

                  2.2 Section 5.8 of the Participation Agreement is amended and restated in its entirety to read as follows:

                  SECTION 5.8. Tangible Net Worth. Lessee will at all times maintain a Tangible Net Worth of not less than the sum of (a) One Hundred Sixty-five Million Dollars ($165,000,000), (b) ninety percent (90%) of Lessee's net profit after taxes for each fiscal quarter of Lessee ending after October 31, 1999 and on or before the date of computation, and (c) one hundred percent (100%) of the net proceeds of any equity securities issued by Lessee on or after November 1, 1999.

                  2.3 Section 5.9 of the Participation Agreement is hereby deleted in its entirety.

                  2.4 Section 5.11 of the Participation Agreement is amended and restated in its entirety to read as follows:

                  SECTION 5.11. Funded Debt to EBITDA. Lessee will maintain a ratio of Funded Debt to EBITDA of not more than (a) as at the end of the fiscal quarter of Lessee ending January 31, 2000, 2.50:1.00, (b) as at the end of the fiscal quarter of Lessee ending April 30, 2000, 2.00:1.00, and (c) as at the end of the fiscal quarter of Lessee ending July 31, 2000, and at all times thereafter, 1.5:1.0.

                  2.5 The second sentence of Section 5.18 of the Participation Agreement is hereby amended to read as follows:

         Lessee will not, and will not permit any Subsidiary to, borrow any money, become contingently liable to borrow money, or enter any agreement to directly or indirectly obtain borrowed money, except pursuant to agreements made with UBOC, except for loans and other borrowings secured by liens permitted by Section 5.2 and except for obligations incurred by AirTech under the foreign exchange and shipside bond facilities of AirTech referred to in Section 5.19(a)(iv).

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                  2.6 Section 5.19 of the Participation Agreement is amended and restated in its entirety to read as follows:

                  SECTION 5.19. Loans, Advances and Guaranties. Lessee will not, and will not permit any Subsidiary to, except in the ordinary course of business as currently conducted, make any loans or advances, become a guarantor or surety, pledge its credit or properties in any manner or extend credit; provided, however, that (a) Lessee may (i) make loans or advances to its Affiliates or Subsidiaries, (ii) make a loan to SkyOnline Inc. (formerly known as Direct-to-Phone International, Inc.) ("SkyOnline") in a principal amount not to exceed Five Million Dollars ($5,000,000), (iii) guarantee the obligations of AirTech referred to in
         Section 5.19(b), and (iv) guarantee the obligations of AirTech to Lloyds Bank arising under the foreign exchange facility in an amount not to exceed Five Hundred Thousand Pounds Sterling (GBP500,000) and the shipside bond facility in an amount not to exceed One Hundred Thousand Pounds Sterling (GBP100,000) which are presently provided to AirTech by Lloyds Bank, and (b) AirTech may (i) provide E-Plus Mobilfunk GmbH with a contract performance bond in an amount not to exceed One Million Seven Hundred Fifty Thousand German Marks (DM1,750,000) and with an expiry of not later than June 30, 2000, and
         (ii) provide Bouygues Telecom SA with a contract performance bond in an amount not to exceed Four Million Seven Hundred Thousand French Francs (FF4,700,000) and with an expiry of not later than December 31, 2000.

                  2.7 Section 5.20(b) of the Participation Agreement is amended and restated in its entirety to read as follows:

         (b) Lessee's purchase of preferred stock in SkyOnline in the amount of Four Million Six Hundred Thousand Dollars ($4,600,000).

                  2.8 Section 5.23 of the Participation Agreement is amended and restated in its entirety to read as follows:

                  SECTION 5.23. Profitability. Lessee will not (a) incur a cumulative net loss for any two or more consecutive fiscal quarters (commencing with the two fiscal quarter period of Lessee ending April 30, 2000), and (b) incur a net loss for any fiscal year (commencing with the fiscal year of Lessee ending January 31, 2001).

         Section 3. Modifications to Appendix 1. The parties hereto hereby amend Appendix 1 to the Participation Agreement as follows, and all references to "Appendix 1" or "Appendix 1 to the Participation Agreement" or "Appendix 1 to that certain Participation Agreement. . ." (and whether or not identifying the parties thereto) shall hereinafter refer to Appendix 1 as amended hereby:

                  3.1 The final two (2) sentences of the definition of the term "Applicable Margin" are hereby amended and restated as follows:

         Notwithstanding the foregoing, for any day during an Interest Period with respect to the portion of the outstanding principal amount of the Loans which, on such day, are collateralized pursuant to the Pledge Agreement with Liquid Assets which constitute Permitted Investments, the Applicable Margin for such day shall be 0.75% (75 basis points). For purposes of the foregoing sentence (a) the portion of the outstanding principal amount of the Loans which is so collateralized shall be determined by multiplying (i) the aggregate outstanding principal amount of the Loans by (ii) a fraction, the numerator of which is the Current Value (as defined in the Pledge Agreement) of the Liquid Assets which have so been pledged and the denominator of which is the Lease Balance, and (b) the portion of the outstanding principal amount of any given Lender's Loan which is so collateralized shall be determined by multiplying (i) the outstanding principal amount of such Lender's Loan by (ii) the fraction more particularly described in clause (a)(ii) of this sentence.

                  3.2 The definition of the term "Custodial Agreement" is hereby deleted in its entirety.

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                  3.3 The definition of the term "Operative Documents" is hereby amended by adding to the end of such definition the phrase ", including without limitation, the Pledge Agreement."

                  3.4 A definition of the term "Pledge Agreement" is hereby added immediately following the definition of the term "Plan", said definition to read as follows:

                  "Pledge Agreement" shall mean a Security Agreement (Investment Securities) by Lessee in favor of Agent (both individually and as Agent), the Certificate Purchasers, the Lenders and each of their respective successors and assigns, in form and substance satisfactory to Agent and the Participants, under which Lessee pledges Liquid Assets as collateral for Lessee's obligations under the Lessee Guarantee.

         Section 4. Representations and Warranties. Lessee represents and warrants to each of the other parties hereto that each of the representations and warranties of Lessee contained in the Participation Agreement and in each other Operative Document is true and correct in all material respects on the date hereof, with the same effect as though made on and as of such date and, for purposes of this paragraph, all references in such representations and warranties to the "Operative Documents" shall be deemed to include this Third Amendment.

         Section 5. Effectiveness. This Third Amendment shall become effective on the date on which Agent, on behalf of itself, Lessor and each of the Participants, shall have received the following, each in form and substance satisfactory to Agent, Lessor and each of the Participants:

         (a) This Third Amendment, duly executed by each of the parties hereto;

         (b) The Pledge Agreement, dated the date of this Third Amendment, duly executed by Lessee;

         (c) Evidence that all steps necessary in the opinion of Agent to perfect the security interest granted by Lessee pursuant to the Pledge Agreement have been duly taken; and

         (d) Such other documents and agreements as Agent or any Participant may reasonably require to effectuate the intent and purpose of this Third Amendment and to establish the accuracy and completeness of the representations and warranties, and compliance with the terms and conditions, contained in this Third Amendment, the Participation Agreement and the other documents, instruments and agreements entered into in connection herewith and therewith.

         Section 6. Applicable Law. THIS THIRD AMENDMENT HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

         Section 7. Counterparts. This Third Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each executed counterpart constituting an original but all together one agreement.

         Section 8. Direction to Trustee. By signing this Third Amendment, the Participants authorize and direct Union Bank of California, N.A., as Certificate Trustee, and Union Bank of California, N.A., as Agent, to sign this Third Amendment.

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         IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed and delivered as of the date first above written.

Lessee:                  REMEC, INC., a California corporation, as Lessee

                         By:______________________________________
                         Name Printed: Mike McDonald
                         Title: Chief Financial Officer

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Certificate Trustee:     UNION BANK OF CALIFORNIA, N.A., not in its individual
                         capacity except as expressly stated herein, but solely as Certificate Trustee

                         By:____________________________________
                         Name Printed: Andrew R. Ball
                         Title: Vice President

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Agent:            UNION BANK OF CALIFORNIA, N.A., not in its individual capacity except as expressly stated herein, but solely as Agent

                  By:____________________________________
                  Name Printed: Rick Young
                  Title: Vice President

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Certificate Purchaser:  BANKERS COMMERCIAL CORPORATION, as Certificate Purchaser


                        By:____________________________________
                        Name Printed: Lance B. Markowitz
                        Title: President

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Lender:           UNION BANK OF CALIFORNIA, N.A., not in its individual capacity except as expressly stated herein, but solely as Lender

                  By:____________________________________
                  Name Printed: Rick Young
                  Title: Vice President

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